UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 6, 2007

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070
People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 6, 2007, China Architectural Engineering, Inc., a Delaware corporation (“CAE”), through Full Art International, Ltd., a Hong Kong corporation and wholly-owned subsidiary of CAE (“Full Art”), acquired all of the issued and outstanding shares (the “Techwell Shares”) in the capital of Techwell Engineering Limited, a limited liability company incorporated in Hong Kong (“Techwell”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated November 6, 2007, entered into by and among Ng Chi Sum and Yam Mei Ling (each a “Shareholder” and collectively, the “Shareholders”), CAE and Full Art (the “Techwell Acquisition”). The Shareholders own 100% of the Techwell Shares.

Pursuant to the terms of the Agreement, the Shareholders agreed to sell and transfer the Techwell Shares to Full Art. Techwell is engaged in the business of manufacturing and constructing external building facades, including roofing systems for buildings and curtain wall systems and accessories. Full Art paid US$11,654,566 (the “Aggregate Purchase Price”) to the Shareholders for the Techwell Shares upon closing of the Agreement and consisted of (i) 50% of the Aggregate Purchase Price, or $5,827,283, in cash to the Shareholders and (ii) 50% of the Aggregate Purchase Price, or 703,778 shares of CAE common stock as valued based on the closing price of CAE common stock on the American Stock Exchange one day immediately preceding the date of closing, to the Shareholders. Thirty percent of the stock consideration paid to Shareholders, or 211,134 shares of CAE common stock, will be held in a third-party escrow account for up to two years to cover potential indemnification obligations of the Shareholders pursuant to the Agreement.

The Agreement included customary covenants, representations and warranties by the parties, including, among others, representations by the Shareholders regarding ownership of the Techwell Shares. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 6, 2007, pursuant to the terms of the Agreement entered into by and among the Shareholders, CAE and Full Art (as described in Item 2.01 above), CAE issued an aggregate of 703,778 shares of its common stock to the Shareholders as consideration for 50% of the Aggregate Purchase Price due and payable by Full Art. Thirty percent of such stock consideration, or 211,134 shares of CAE common stock, will be held in a third party escrow account for up to two years to cover potential indemnification obligations of the Shareholders pursuant to the Agreement. The securities were offered and issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 901 promulgated thereunder. The Shareholders are not U.S. persons (as defined by Rule 902 of Regulation S under the Securities Act).

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE TECHWELL ACQUISITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 7.01. Regulation FD Disclosure.

On November 8, 2007, CAE issued a press release announcing the completion of the Techwell Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless CAE specifically incorporates it by reference in a documents filed under the Securities Act or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, CAE makes no admission as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement dated November 6, 2007, entered into by and among Ng Chi Sum, Yam Mei Ling, CAE and Full Art
99.1	Press Release dated November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement dated November 6, 2007, entered into by and among Ng Chi Sum, Yam Mei Ling, the Registrant and Full Art
99.1	Press Release dated November 8, 2007